As filed with the Securities and Exchange Commission on August 18, 2009.

Registration No. 333-139401

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.3

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBALSCAPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-2785449
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)

James R Morris

President and Chief Executive Officer

GlobalSCAPE, Inc.

4500 Lockhill-Selma, Suite 150

San Antonio, Texas 78249

(210) 308-8267

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven R. Jacobs

112 E. Pecan Street, Suite 2400

San Antonio, Texas 78205

(210) 978-7700

Attention: Steven R. Jacobs

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment removes from registration all securities that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to the General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 (this “Post-Effective Amendment”) is filed by GlobalSCAPE, Inc. (the “Company”) and amends the registration statement on Form S-3 (File No. 333-139401) initially filed with the Securities and Exchange Commission on December 15, 2006 on Form S-1, as amended to convert the registration statement into a registration statement on Form S-3 (as amended, the “Registration Statement”) registering the offer and sale by the selling security holders named therein of up to 4,687,000 shares of the Company’s common stock.

In accordance with the registrant’s undertaking set forth in the registration statement, effective as of the date and time that this Post-Effective Amendment is declared effective, the Company hereby deregisters such securities that were registered on the Registration Statement, but were not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment #3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on August 14, 2009.

GlobalSCAPE, Inc.

By:	/s/ James R. Morris
James R. Morris President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Name and Title	Date

/s/ James R. Morris James R. Morris	President and Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2009

/s/ Mendy Marsh Mendy Marsh	Vice President and Chief Financial Officer (Principal Financial and Accounting officer)	August 14, 200

/s/ Thomas W. Brown Thomas W. Brown	Director	August 14, 2009

/s/ David L. Mann David L. Mann	Director	August 14, 2009

/s/ Phil Renfro Phillip M. Renfro	Director	August 14, 2009

/s/ Frank Morgan Frank M. Morgan	Director	August 14, 2009